As filed with the Securities and Exchange Commission on July 18, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DERMA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2328753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

_____________________________

Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan

(Full title of the plan)

_____________________________

Edward J. Quilty, President

214 Carnegie Center, Suite 300

Princeton, NJ  08540

 (609) 514-4744

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications and notices to:

Todd E. Mason, Esq.

335 Madison Ave., 12th Floor

New York, NY 10017

Tel:  (212) 908-3946

Fax:  (212) 344-6101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	1,500,000	$10.24	(2)	$15,360,000	$1,979

(1)  Amount to be registered consists of 1,500,000 additional shares that may be issued pursuant to, or pursuant to awards granted under, the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also relates to an indeterminate number of additional shares of common stock which may be issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices of the registrant’s common stock on the Nasdaq Capital Market on July 16, 2014.

EXPLANATORY NOTE

Derma Sciences, Inc. (the “Company”) registered 4,500,000 shares for issuance under the Company’s Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan (the “Plan”) on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2013 (Registration No. 333-192848). This registration statement on Form S-8 is filed for the purpose of registering an additional 1,500,000 shares authorized by an amendment to the Plan approved by the stockholders of the Company on May 20, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act and has been omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference the following documents filed with the Commission:

(a)	Our annual report on Form 10-K filed March 13, 2014 for the year ended December 31, 2013.

(b)	Our quarterly report on Form 10-Q filed May 7, 2014 for the quarter ended March 31, 2014.

(c)	Our current report on Form 8-K filed January 17, 2014.

(d)	Our current report on Form 8-K filed January 21, 2014.

(e)	Our current report on Form 8-K filed January 27, 2014.

(f)	Our current report on Form 8-K filed March 27, 2014.

(g)	Our current report on Form 8-K filed May 23, 2014.

(h)	Our registration statement on Form 8-A effective May 13, 1994, including any amendment or report filed for the purpose of updating this description.

All documents we file after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with some exceptions. Article VI, Section 2 of our certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

Article VII of our certificate of incorporation and Article VII of our bylaws provide that we shall make the indemnification permitted under the DGCL, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct.

Article VII of our certificate of incorporation and Article VII of our bylaws further provide that we may advance expenses to any director or officer for defending actions, suits or proceedings upon receipt of an undertaking by or on behalf of such director or officer, and that we may purchase insurance on behalf of indemnified persons whether or not we would have the power to indemnify such persons under Section 145 of the DGCL. We have obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan (previously filed as Exhibit 10.2 to the registrant’s current report on Form 8-K filed on May 23, 2014 and incorporated herein by reference)
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered
23.1	Consent of KPMG LLP
23.2	Consent of Thompson Hine LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this registration statement)

Item 9. Undertakings

The undersigned registrant undertakes:

(l)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Signatures on next page]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 18th day of July, 2014.

DERMA SCIENCES, INC.

By:	/s/ Edward J. Quilty
Edward J. Quilty President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints each of Edward J. Quilty and John E. Yetter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits to be filed also, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date
/s/ Edward J. Quilty	President, Chief Executive Officer and	July 18, 2014
Edward J. Quilty	Chairman of the Board of Directors (Principal Executive Officer)

/s/ John E. Yetter, CPA	Executive Vice President, Finance and Chief Financial Officer	July 18, 2014
John E. Yetter, CPA	(Principal Financial and Accounting Officer)

/s/ Srini Conjeevaram	Director	July 18, 2014
Srini Conjeevaram

/s/ Stephen T. Wills, CPA, MST	Director	July 18, 2014
Stephen T. Wills, CPA, MST

/s/ Amy Paul	Director	July 18, 2014
Amy Paul

/s/ C. Richard Stafford, Esq	Director	July 18, 2014
C. Richard Stafford, Esq.

/s/ Robert J. Moussa	Director	July 18, 2014
Robert J. Moussa

/s/ Bruce F. Wesson	Director	July 18, 2014
Bruce F. Wesson

/s/ Brett D. Hewlett	Director	July 18, 2014
Brett D. Hewlett